UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2007

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On April 10, 2007, Energy Partners, Ltd. issued a press release entitled “Energy Partners, Ltd. Announces Extension of the Expiration Date for the Previously Announced Cash Tender Offer for Senior Notes.”  This press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with its private offering of $450 million of senior unsecured notes and the establishment of a new revolving credit facility, the Company is implementing a commodity price hedging program intended to mitigate commodity price risk.  The Company maintains a complete and regularly updated schedule of hedging positions under "Hedging" in the Investor Relations section of the Company's web site, www.eplweb.com.

In addition, a number of the Company's directors and executive officers have advised the Company that they will tender at least a portion of their shares of the Company's common stock in the Company's self-tender offer to purchase 8,700,000 shares at $23 per share. Mr. Bachmann, the Company's Chairman and Chief Executive Officer, has advised the Company that he intends to tender a number of shares sufficient to sell approximately 375,000 shares, assuming full proration as set forth in the Offer to Purchase filed by the Company with the Securities and Exchange Commission on March 26, 2007.

Item 9.01                      Financial Statements and Exhibits

Exhibit.  The following Exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press release, dated April 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2007
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary